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                                                                    EXHIBIT 5




                                       March 15, 1994




DPL Inc.
P.O. Box 1247
Dayton, OH  45401

RE:  DPL Inc.
     Registration Statement on Form S-3
     3,500,000 Shares of Common Shares, $0.01 Par Value

Gentlemen:

As Group Vice President and General Counsel for DPL Inc. (the "Company"), I am familiar with the corporate history, property, business and affairs of the Company, and with the corporate proceedings taken by it in connection with the issuance and sale of up to 3,500,000 shares of its Common Shares, $0.01 Par Value (the "Shares"). In connection therewith I have examined such documents, corporate records and other instruments as I have deemed necessary for the purposes of this opinion, including:

          (a) a copy of the Registration Statement on Form S-3 (together with the exhibits thereto) to be filed by the Company with the Securities and Exchange Commission (the "Commission") on or about the date hereof ("the Registration Statement"), for the registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"), including the Prospectus constituting a part thereof and the documents incorporated in the Prospectus by reference (the "Prospectus");

          (b) a certified copy of the Articles of Incorporation of the Company, as amended (the "Articles");

          (c) certified copies of the resolutions adopted by the Board of Directors of the Company at a meeting held on March 4, 1994, relating to the issuance and sale of the Shares;

          (d) a copy of the Code of Regulations of the Company as presently in effect, certified by the Secretary of the Company;

          (e)   a specimen of the certificates for the Shares; and

          (f) a form of Underwriting Agreement (the "Underwriting Agreement"), a copy of which is being filed as an exhibit to the Registration Statement.

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Based upon the foregoing and upon my knowledge as Group Vice President and
General Counsel for the Company concerning the proposed transaction and the corporate proceedings taken by the Company in connection therewith, I am of the opinion that the Shares have been duly authorized and, when:

          (i) the Registration Statement shall have become effective under the Securities Act; and

          (ii) the Company shall have entered into an Underwriting Agreement with respect to the Shares in substantially the form filed as an exhibit to the Registration Statement with the blanks therein appropriately filled in; and

          (iii) certificates for the Shares shall have been executed by the proper officers of the Company and shall have been delivered against receipt of the consideration specified and in the manner and pursuant to the terms and provisions set forth in such Underwriting Agreement as entered into by the Company;

    the Shares will be validly issued, fully paid and nonassessable and have the rights set forth in the Company's Articles.

I have also reviewed the statements as to matters of law and legal conclusions made in the documents incorporated in the Prospectus by reference with respect to regulation, environmental matters and litigation and made in the Prospectus under the heading "DESCRIPTION OF COMMON SHARES" and in the fifth paragraph under the heading "COMMON SHARE DIVIDENDS", except insofar as such statements specify the amount of common shareholder's equity. Based upon my knowledge as Group Vice President and General Counsel for the Company and such investigation as I consider necessary for the purpose of giving this opinion, I am of the opinion that, as to legal matters, such statements are true and correct.

I hereby consent to the reference to me in the headings "EXPERTS" and "LEGAL OPINIONS" set forth in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement.

                                       Sincerely,



                                       Stephen F. Koziar, Jr.
                                       ----------------------------------------
                                       Stephen F. Koziar, Jr.
                                       Group Vice President and General Counsel








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